                                                                          Sub-Item 77O

DREYFUS NEW YORK AMT-FREE MUNICIPAL BOND FUND

On August 21, 2015, Dreyfus New York AMT-Free Municipal Bond Fund (the “Fund”), purchased 1,250 5.00% Term Bonds due November 15, 2040, issued by the New York Convention Center Development Corporation (CUSIP NO. 649451DM0) (the “Bonds”) at a purchase price of $112.146 per Bond, including underwriter compensation of 0.50%. The Bonds were purchased from Citigroup Global Markets, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate’s members:

Bank of America Merrill Lynch

Barclays Capital Inc.

Blaylock Beal Van, LLC

BNY Mellon Capital Markets, LLC

Citigroup Global Markets, Inc.

Fidelity Capital Markets

Goldman, Sachs, & Co.

J.P. Morgan Securities LLC

Janney Montgomery Scott LLC

Jefferies LLC

KeyBanc Capital Markets, Inc.

Lebenthal & Co., LLC

Loop Capital Markets, LLC

M&T Securities, Inc.

Mesirow Financial, Inc.

Morgan Stanley & Co. LLC

Oppenheimer & Co., Inc.

Piper Jaffray & Co.

Prager & Co., LLC

Raymond James & Associates, Inc.

RBC Capital Markets LLC

Rice Financial Products Company

Roosevelt & Cross Incorporated

Samuel A. Ramirez & Co., Inc.

Siebert Brandford Shank & Co., L.L.C.

Southwest Securities, Inc.

Stifel, Nicolaus & Company, Inc.

TD Securities (USA) LLC

U.S. Bancorp

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund’s Rule 10f-3 Procedures at a Board meeting held on October 27, 2015. These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: DREYFUS NEW YORK AMT FREE BOND

2. Anticipated Purchase Date: 8/21/2015

3. Total Net Assets of Account/Fund: $409,417,269

4. Type and Description of Security to be Purchased: NYC HOTEL UNIT FEE REV C'25/100

5. Credit Rating of Security (Rating/Rating Agency): N/R Fitch / N/R S&P / Aa3 Moody's

6. Name of Underwriting Syndicate Dealer Effecting Transaction: CITIGROUP GLOBAL MARKETS,

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, INC

8. Issue Size: 632,075,000

9. CUSIP: 649451DM0

10. Amount Purchased by Account/Fund: 1250 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.198%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.342%

13. Purchase Price of Securities (if at par, so state): $112.146

14. Commission/Spread Received by Principal Underwriters: 0.5%

15. Yield (as applicable): 5%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 5%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

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Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**

2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): YES

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): YES

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Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/14/15

3rd Quarter 2015